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                                                                    EXHIBIT 10.1

EXECUTION VERSION

                        SIXTH AMENDMENT TO LOAN DOCUMENTS
                              AND WAIVER AGREEMENT

      THIS SIXTH AMENDMENT TO LOAN DOCUMENTS AND WAIVER AGREEMENT (this "SIXTH AMENDMENT") is made as of the 27th day of September, 2005, among INTELLIGROUP, INC., a corporation organized under the laws of the State of New Jersey and EMPOWER, INC., a corporation organized under the laws of the State of Michigan (each a "BORROWER" and collectively "BORROWERS"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "LENDERS" and individually a "LENDER") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "AGENT").

                                   BACKGROUND

      A. Borrowers have executed and delivered to PNC, in its capacity as the Agent and sole Lender with respect to this transaction, one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Sixth Amendment (collectively, as amended from time to time, the "LOAN DOCUMENTS"), which Loan Documents evidence or secure some or all of Borrowers' obligations to Lenders for one or more loans or other extensions of credit (the "OBLIGATIONS").

      B. Borrowers, Agent and Lenders desire to amend the Loan Documents as provided for in this Sixth Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Sixth Amendment. This Sixth Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Sixth Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Sixth Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Sixth Amendment shall control.

      2. Borrowers hereby certify that, except as otherwise waived as set forth in Exhibit A: (a) all of their representations and warranties in the Loan Documents, as amended by this Sixth Amendment, are, except as may otherwise be stated in this Sixth Amendment: (i) true and correct as of the date of this Sixth Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Sixth Amendment by reference; (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Sixth Amendment;
(c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Sixth Amendment or, if required, has been obtained; and (d) this Sixth Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms. Borrowers confirm that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Sixth Amendment.

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      3. Borrowers hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of Borrowers' existing and future Obligations, as modified by this Sixth Amendment.

      4. As a condition precedent to the effectiveness of this Sixth Amendment, Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

      5. This Sixth Amendment may be signed in any number of counterpart copies and by the parties to this Sixth Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Sixth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Sixth Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

      6. This Sixth Amendment will be binding upon and inure to the benefit of Borrowers, Agent and Lenders and their respective successors and assigns.

      7. This Sixth Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

      8. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Sixth Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of Agent's or Lenders' rights and remedies (all of which are hereby reserved). BORROWERS EXPRESSLY RATIFY AND CONFIRM THE WAIVER OF JURY TRIAL PROVISIONS CONTAINED IN THE LOAN DOCUMENTS.

                            [SIGNATURE PAGE FOLLOWS]



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      WITNESS the due execution of this Sixth Amendment as a document under seal as of the date first written above.

                                INTELLIGROUP, INC.

                                By: /s/ Madhu Poomalil
                                   -------------------------------
                                Name:   Madhu Poomalil
                                Title:  Chief Financial Officer and Treasurer

                                499 Thornall Street
                                Edison, New Jersey 08837

                                EMPOWER, INC.

                                By: /s/ Madhu Poomalil
                                   -------------------------------
                                Name:   Madhu Poomalil
                                Title:  Treasurer

                                c/o Intelligroup, Inc.
                                499 Thornall Street
                                Edison, New Jersey 08837

                                PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent

                                By: /s/ Marc J. Hansen
                                   -------------------------------
                                Name:   Marc J. Hansen
                                Title:  Vice President

                                PNC Business Credit
                                70 East 55th Street, 14th Floor
                                New York, New York 10022

                                Commitment Percentage:  100%




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                                  EXHIBIT A TO
             SIXTH AMENDMENT TO LOAN DOCUMENTS AND WAIVER AGREEMENT
                         DATED AS OF SEPTEMBER 27, 2005

A. The "Loan Documents" that are the subject of this Sixth Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

         1. The Amended and Restated Revolving Credit Loan and Security Agreement dated May 31, 2000, as amended by the: (a) First Amendment to Loan Documents and Waiver Agreement dated March 27, 2002, (b) Second Amendment to Loan Documents and Waiver Agreement dated January 6, 2003, (c) Third Amendment to Loan Documents dated July 21, 2003, (d) Fourth Amendment to Loan Documents and Waiver Agreement dated October 2, 2003, and (e) Fifth Amendment to Loan Documents dated as of September 29, 2004, and as further amended by this Sixth Amendment to Loan Documents and Waiver Agreement (as amended, the "Loan Agreement");

         2. The First Amended and Restated Secured Revolving Note dated July 21, 2003 (the "Note"); and

         2. All other documents, instruments (including, without limitation, promissory notes), agreements, and certificates executed and delivered in connection with the Loan Documents.

B. The Loan Documents are hereby amended as follows:

         1. The Loan Agreement, the Note and all the other Loan Documents are hereby amended to provide that (a) Borrowers shall have no option at any time to elect to borrow, convert to or continue a Eurodollar Rate Loan, and (b) all Advances shall bear interest at the Revolving Interest Rate.

         2. Article I of the Loan Agreement, "Definitions", Section 1.2, "General Terms", is hereby amended to amend and restate the definitions of "Change of Management" and "Revolving Interest Rate" as follows:

                           "Change of Management" shall mean any change in
                  members of Borrowers' executive team, that is in the positions of Chief Executive Officer, President or Chief Financial Officer which it is not acceptable to Agent in its discretion.

                           "Revolving Interest Rate" shall mean an interest rate
                  per annum equal to the Base Rate.

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                           "Undrawn Availability" at a particular date shall
                  mean an amount equal to (a) the lesser of (i) the Formula Amount plus the redemption value of the BlackRock Account, specifically Account No. 26198 (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to Borrowers' trade creditors which are outstanding sixty (60) days beyond normal trade terms, plus (iii) fees and expenses for which Borrowers are liable hereunder but which have not been paid or charged to Borrowers' Account.


         3. Article XIII of the Loan Agreement, "Effective Date and Termination", is hereby amended to amend and restate Section 13.1, "Term", as follows:

                                    13.1 Term. This Agreement, which shall inure
                  to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 31, 2006 (the "Term") unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon ninety
                  (90) days' prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to May 31, 2006, Borrowers shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to one-half of one percent (.50%) of the Maximum Revolving Advance Amount. Provided, however, no Early Termination Fee shall be due in the event of a refinancing of the Obligations by PNC.

C. Waiver Agreement:

         1. Borrowers hereby acknowledge and disclose that:

            (a) Under the terms of the Loan Agreement, Borrowers agreed to comply with certain covenants, terms and conditions. Borrowers have failed to comply with a number of such covenants, terms and conditions, as enumerated on Schedule A attached hereto and made a part hereof.

            (b) These failures to comply constitute Events of Default under the terms and conditions of the Loan Agreement.

         2. Borrowers have requested that Lenders waive:

            (a)     the Events of Default enumerated on Schedule A; and

            (b) the rights and remedies available as a result of the existence or future occurrence of the existing and prospective Events of Default enumerated on Schedule A.

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         3. Lenders hereby waive:

            (a)      the Events of Default enumerated on Schedule A; and

            (b) the right to exercise the rights and remedies which are available to Agent and Lenders pursuant to the Loan Agreement, at law and in equity as a result of the existence of the Events of Default enumerated on Schedule A.

         4. Borrowers and Agent hereby agree and acknowledge, as follows:

            (a) These waivers are specific to the Events of Default enumerated on Schedule A.

            (b) These waivers are not intended and shall not be deemed to extend to any other Default or Event of Default whether known or unknown which may presently exist under the Loan Agreement or which may occur hereafter.

            (c) These waivers shall not obligate the Agent or any Lender, or be construed to require the Agent or any Lender, to waive any other Defaults or Events of Default, whether now existing or which may occur after the date of this waiver.

            (d) These waivers shall not relieve or release Borrowers in any way from any of their duties, obligations, covenants or agreements under the Loan Agreement or the other Loan Documents or from the consequences of any Defaults or Events of Default thereunder, except as expressly described above.

            (e) To the extent Borrowers' Average Undrawn Availibility was less than Five Million Dollars ($5,000,000.00) during the month of November, 2004, any failure by Borrowers to comply with the financial covenant requirements set forth in Sections 7.18, "Total Stockholders Equity", 7.19, "Unconsolidated Stockholders Equity," and 7.21, "Fixed Charge Coverage Ratio", shall not be deemed an Event of Default.

            (f) Notwithstanding anything to the contrary which may be contained, or may be alleged to be contained, in any prior waiver agreement delivered by Agent to Borrowers, it is understood that Borrowers are expected to resume timely filing of the reports and financial disclosures due from time to time to the listing exchange upon which Borrowers' shares are traded and to any applicable governmental agency beginning with the filing of the Borrowers' annual report on Form 10-K for the year ended December 31, 2005.

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D.       In consideration of the facilities being granted by Agent and Lenders to Borrowers under the terms and conditions of this Sixth Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the continued effectiveness of this Sixth Amendment is conditioned upon satisfaction by Borrowers of each of the following:

         1. Borrowers' payment to Agent of a fee in the sum of Twenty Five Thousand Dollars ($25,000.00) which fee, shall be due and payable in full, and deemed non-refundable upon the execution and delivery of this Sixth Amendment. Such fee may be paid by Agent's charging an Advance against the Borrowers' Revolving Loan and paying the proceeds of such Advance to Lenders. Borrowers hereby consent to Agent's making such charge.

         2. Agent's receipt of a fully executed counterpart of (a) this Sixth Amendment, (b) a corporate resolution by each Borrower, in form and substance acceptable to Agent, authorizing this Sixth Amendment, and (c) each other document and instrument as may be required by Agent in conjunction with this Sixth Amendment, in form and substance satisfactory to Agent.

         3. Borrowers' submission, (i) not later than September 30, 2005, of their draft, unaudited financial statements for the fiscal year ending December 31, 2004, in form and substance satisfactory to Agent and (ii) not later than October 15, 2005, of their audited financial statements for the fiscal year ending December 31, 2004, and Agent's determination, in its discretion, that such financial statements (a) comply with the requirements of Section 9.7 of the Loan Agreement, and (b) do not differ, in any material respect, from the internally prepared financial statements delivered to Agent by Borrowers for the same fiscal year.

         4. Borrowers' payment to Agent's counsel, immediately upon presentation of an invoice, of all reasonable fees and expenses of such counsel incurred in conjunction with the preparation and execution of this Sixth Amendment. Such fees and expenses may be paid by Agent's charging an Advance against the Borrowers' Revolving Loan and retaining the proceeds of such Advance. Borrowers hereby consent to Agent's making such charge.

                      [END OF EXHIBIT A TO SIXTH AMENDMENT]


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                                   SCHEDULE A
                         TO EXHIBIT A TO SIXTH AMENDMENT
                            WAIVED EVENTS OF DEFAULT

1. Borrowers' failure to comply with the requirement to timely deliver monthly accounts receivable ageings and accounts payable schedules as required by Section 9.2, "Schedules", of the Loan Agreement for the months of June, 2004 through and including November, 2004.

2. Borrowers' failure to comply with the requirement to timely deliver quarterly financial statements as required by Section 9.8, "Quarterly Financial Statements", of the Loan Agreement for the quarters ending June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005.

3. Borrowers' failure to comply with the requirement to timely deliver monthly financial statements as required by Section 9.9, "Monthly Financial Statements", of the Loan Agreement for the months of June 30, 2004 through and including May, 2005.

4. Borrowers' failure to comply with the requirement to deliver an annual financial statement as requested by Section 9.7, "Annual Financial Statements", of the Loan Agreement for the fiscal year ending December 31, 2004.

5. Borrowers' removal of Nararjun Valluripalli as Chief Executive Officer and President, which constitutes a Change of Management, which is an Event of Default pursuant to Section 10.14 of the Loan Agreement.



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